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                                                                      Exhibit 1


                                      CONSENT OF
                                    LEGAL COUNSEL



Securities and Exchange Commission
Washington, D.C. 20549


    As Senior Vice President, General Counsel and Secretary of The Paul Revere Variable Annuity Insurance Company, I hereby consent to the reference of my name under the caption "Legal Opinions" in the Prospectus filed under Post Effective Amendment No. 51 to Registration No. 2-24380. Permission is granted to use this letter as an exhibit to Post Effective Amendment No. 51 to Registration No. 2-24380.

    I further state that there are no material changes in this Post Effective Amendment No. 51 to Registration No. 2-24380 from Post Effective Amendment No. 50 for purposes of filing effective May 1, 1997, pursuant to Paragraph (b) or Rules 485 and 486.

                                  /S/John H. Budd
                                  -----------------------------
                                  John H. Budd
                                  Senior Vice President,
                                  General Counsel and Secretary


Worcester, Massachusetts
April 30, 1997